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                                                                      EXHIBIT 11

COMPUTATION OF PER SHARE DATA:

(In thousands, except per share data)
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

                                                                                           THREE MONTHS ENDED
                                                                                             MARCH 31, 1999
                                                                                           ------------------

BASIC NET INCOME PER SHARE:

  Net Income ...............................................................................      $ 7,617

  Weighted average number of common shares outstanding .....................................       94,979
                                                                                                  -------

  Basic Net Income Per Share ...............................................................      $  0.08
                                                                                                  =======

DILUTED NET INCOME PER SHARE:

  Net Income ...............................................................................      $ 7,617

  Weighted average number of common and common equivalent shares assuming issuance of all outstanding dilutive stock options and restricted stock:

        Common stock .......................................................................       94,979

        Dilutive stock options .............................................................        1,736

        Restricted stock ...................................................................        1,017
                                                                                                  -------

             Total .........................................................................       97,732
                                                                                                  -------

  Diluted Net Income Per Share .............................................................      $  0.08
                                                                                                  =======
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